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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): December 14, 1999



                              Carver Bancorp, Inc.
             (Exact name of registrant as specified in its charter)


       Delaware                      0-21487                     13-3904174
   ---------------                 ------------              -------------------
   (State or other                 (Commission                  (IRS Employer
   jurisdiction of                 File Number)              Identification No.)
    incorporation)


               75 West 125th Street, New York, New York 10027-4512 (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (212) 876-4747


                                 Not Applicable
          (Former name or former address, if changed since last report)


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Items 1 through 3, 6 and 8.                  Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

         On Tuesday, December 14, 1999, Carver Bancorp, Inc., a Delaware corporation and the holding company for Carver Federal Savings Bank, ("Carver"), engaged KPMG LLP ("KPMG") as its independent auditors for the fiscal year ending March 31, 2000. Since November, 1995, Mitchell & Titus LLP ("Mitchell & Titus") has been Carver's independent auditor. The decision to change auditors was recommended by Carver's Audit Committee and was approved by Carver's Board of Directors based on a review by Carver of its accounting and tax service needs for future operations.

         The reports of Mitchell & Titus on Carver's consolidated financial statements for the fiscal years ended March 31, 1999 and 1998 did not contain an adverse opinion or a disclaimer of opinion, and the reports were not qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with Carver's audits of consolidated financial statements for each of the two fiscal years ended March 31, 1999 and 1998, there were no disagreements with Mitchell & Titus on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Mitchell & Titus would have caused Mitchell & Titus to make reference to the matter in their report.

         In connection with the audits of Carver's consolidated financial statements for each of the two fiscal years ended March 31, 1999 and 1998;

                  (a) Mitchell & Titus did not advise Carver that the internal controls necessary for Carver to develop reliable financial statements do not exist;

                  (b) Mitchell & Titus did not advise Carver that information had come to the attention of Mitchell & Titus that had led it to no longer be able to rely on Carver's management representations, or that had made Mitchell & Titus unwilling to be associated with the financial statements prepared by Carver's management;

                  (c) Mitchell & Titus did not advise Carver that Mitchell & Titus would need to expand significantly the scope of its audit, or that information had come to the attention of Mitchell & Titus during such time period that if further investigated may (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements) or
(ii) cause Mitchell & Titus to be unwilling to rely on Carver's management representations or be associated with Carver's consolidated financial statements; and

                  (d) Mitchell & Titus did not advise Carver that information had come to the attention of Mitchell & Titus of the type described in subparagraph (c) above, the issue not being resolved to the satisfaction of Mitchell & Titus prior to its dismissal.

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         The Company has provided Mitchell & Titus with a copy of this report and has requested Mitchell & Titus to furnish Carver with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. Attached as Exhibit 16 to this Form 8-K is a copy of Mitchell & Titus' letter.

         Effective as of December 14, 1999, Carver has entered into an agreement with KPMG that provides for, among other things, the engagement of KPMG as the independent accounting firm that will audit the financial statements of Carver for the fiscal year ending March 31, 2000 and 2001;

         During Carver's fiscal years ended March 31, 1999 and 1998 and the subsequent period prior to engaging KPMG, Carver (or anyone on Carver's behalf) did not consult KPMG regarding:

                  (1) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Carver's financial statements; and as such no written report was provided to Carver and no oral advice was provided that the new accountant concluded was an important factor considered by Carver in reaching a decision as to any accounting, auditing or financial reporting issue; or

                  (2) any matter that was either the subject of disagreement or a reportable event.

         The continued engagement of KPMG is subject to ratification by the shareholders at Carver's forthcoming Annual Meeting to be held on February 24, 2000.

Item 5.

         On November 9, 1999, a shareholder of Carver, BBC Capital Markets, Inc. ("BBC"), filed a suit in the Court of Chancery of Delaware against Carver to require Carver to hold an annual meeting of stockholders. The action is encaptioned BBC Capital Markets, Inc. V. Carver Bancorp, Inc. Carver has scheduled the stockholders meeting for Thursday, February 24, 2000. On December 9, 1999, Carver entered into a stipulation with BBC, which among other things, confirms that Carver will hold its annual meeting of stockholders on February 24, 2000. Pursuant to the stipulation, the action has been dismissed with prejudice.

Item 7.  Financial Statements and Exhibits.

         No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this Report:



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Exhibit No.                         Description
-----------                         -----------
       16         Letter regarding Change in Certifying Accountant





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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Carver Bancorp, Inc.



                                        By:  /s/ Deborah C. Wright
                                             -----------------------------------
                                             Deborah C. Wright
                                             President & Chief Executive Officer


Date:    December 20, 1999